UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
April 27, 2020
Date of Report (Date of earliest event reported)
THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)
(310) 207-0272
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RUBI	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.     Other Events.
The Rubicon Project, Inc. (the “Company”) will hold its annual meeting of stockholders (the “2020 Annual Meeting”) on July 8, 2020, at 12:00 p.m., Pacific Time, in virtual format.
Because the date of the 2020 Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2019 annual meeting of stockholders, the deadline for the submission of proposals by stockholders for inclusion in the Company’s proxy materials relating to the 2020 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, will be the close of business on May 12, 2020, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Any proposal received after such date will be considered untimely.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	April 27, 2020	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary